SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 16, 2005

Date of Report (Date of earliest event reported)

PSB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-24601	23-2930740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1835 Market Street
Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

(215) 979-7900
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 15, 2005, the United State Court of Appeals for the Third Circuit (the “Appeals Court”) affirmed the granting of summary judgment in favor of the plaintiffs by the United States District Court for the Eastern District (“District Court”) in the case of CARL LINGLE; RAYMOND SILVERSTEIN, As Trustee Under an Irrevocable Trust Dated April 1, 1993; CONWELL LTD., Partnership; GERALD LEHRFELD; JOAN LEHRFELD; JAY ROSEMAN; LYNN ROSEMAN v. PSB BANCORP, INC.; FIRST PENN BANK; DILWORTH PAXSON LLP.

PSB Bancorp, Inc. (“PSB”) had declared 895,240 options granted to the plaintiffs to be void.  The District Court granted summary judgment in favor of the plaintiffs who had brought an action to have the options declared valid.  Pending the appeal of the summary judgment by PSB, the plaintiffs and PSB entered into an agreement whereby the plaintiffs exercised the options however, the parties agreed to put the shares and proceeds of the exercise of the options into escrow. There are two additional legal actions pending in the District Court with respect to an additional 475,960 options declared void by PSB.

PSB intends to file a petition for rehearing with the Appeals Court.

Item 9.01  Financial Statements and Exhibits.

(a)          Not applicable.

(b)         Not applicable.

(c)          Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB BANCORP, INC.

Dated: February 16, 2005	/s/Anthony DiSandro
Anthony DiSandro
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

Not applicable